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                                                                   Exhibit 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the White Mountains Long-Term Incentive Plan, the White Mountains Insurance Group Discounted Option Plan and the OneBeacon Insurance Group Discounted Option Plan of White Mountains Insurance Group, Ltd. of our report dated May 8, 2001 related to the financial statements of CGU Corporation and its subsidiaries which appears in the White Mountains Insurance Group, Ltd. Current Report on Form 8-K/A dated June 1, 2001 (filed June 25, 2001).

 /s/     PricewaterhouseCoopers LLP
         Boston, Massachusetts
         February 22, 2002